W.R. HAMBRECHT & COMPANY, LLC
                            550 15th Street, Floor 2
                         San Francisco, California 94103




                                                              ________ ___, 1998


                        MASTER SELECTED DEALERS AGREEMENT
                        ---------------------------------


Ladies and Gentlemen:

         In connection with public offerings of securities underwritten by W.R. Hambrecht & Company, LLC ("WRH"), or by a group of Underwriters represented by WRH (together with WRH, the "Representatives"), you and other securities dealers (collectively, the "Dealers") may be offered from time to time the opportunity to purchase a portion of such securities, as principals, at a discount from the public offering price representing a selling concession or reallowance granted as consideration for services rendered in the distribution of such securities.

         The Appendix hereto sets forth the general terms, conditions and representations applicable to any such purchase where WRH is responsible for reservations of securities for sale to Dealers unless WRH expressly informs you that such terms, conditions and representations shall not be applicable to any such purchase. Acceptance of any reservation of any such securities by you, as a Dealer, shall constitute acceptance of, and agreement to, such terms, conditions and representations, together with, and subject to, any additional or supplementary terms, conditions and representations communicated to you in connection with any specific offering.

         As used herein and the Appendix hereto, the term "Agreement" shall mean this Agreement, including the Appendix attached hereto and incorporated herein by reference, and, after receipt by you of written notice thereof, any amendment or supplement hereto, plus any additional or supplementary terms, conditions and representations communicated to you by the Representatives in connection with any offering of securities. This Agreement shall constitute a binding agreement between you and WRH, individually, or as Representative of the several Underwriters of such securities.

         This Agreement supersedes any prior understanding you have with WRH with respect to the subject matter hereof. If the foregoing, including the general terms, conditions and representations of the Appendix incorporated herein by reference is acceptable to you, please sign and return the enclosed copy of this Agreement.

                                             Very truly yours,

                                             W.R. Hambrecht & Company, LLC


                                             By
                                                --------------------------------

                                             -----------------------------------
                                             Name

                                             -----------------------------------
                                             Title



The foregoing Agreement is hereby
acknowledged and accepted as of
_____________ ___, 1998

----------------------------------


By:
     -----------------------------
      Name:
      Title:

Address:

----------------------------------

----------------------------------


E-Mail Address:

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                                      -2-

                                                                        APPENDIX


            General Terms, Conditions and Representations Applicable
             in Underwritten Public Offerings of Securities Managed
                        by W.R. Hambrecht & Company, LLC


         1. Offering to Dealers. In connection with public offerings ("Offerings") of securities ("Securities") underwritten by underwriters ("Underwriters") represented by W.R. Hambrecht & Company, LLC ("WRH") alone or in conjunction with other firms (together with WRH, the "Representatives"), the Underwriters may severally offer to one or more securities dealers ("Dealers") the right to purchase from the Underwriters a portion of the Securities, subject to the receipt and acceptance thereof by the Underwriters and subject to the terms, conditions and representations set forth (a) herein, (b) in the effective registration statement relating to the offering of the Securities and (c) in any letter, electronic message, facsimile message and/or telegram sent by the Representatives to Dealers in connection with an offer to Dealers expressly informing such Dealers that such terms, conditions and representations shall be applicable. Any such offer to Dealers will be extended only on behalf of such Underwriters as may lawfully sell the Securities in said Dealer's state.

         Following  the  filing of a  registration  statement  with  respect  to
Securities to be offered, the Underwriters will accept by electronic transmission or orally, on behalf of specific brokerage accounts for which Dealer acts as broker ("Accounts") indications of interests ("Indications") to purchase the Securities. Such Indications shall set forth the number of Securities which such Account proposes to purchase and the price per Security that such Account proposes to pay in purchasing such Securities. No Indication shall be submitted on behalf of any Account that has not executed or electronically consented to the terms and conditions of an Electronic OpenIPO
Participation Agreement substantially in the form of Exhibit A. The Representatives shall have the right, in their sole discretion, to accept or reject any Indication for any reason. The Representatives shall determine, in their sole discretion, the point in time following the declaration of effectiveness of the registration statement with respect to the Securities to be offered at which no additional Indications shall be accepted (the "Auction Close"). Following the Auction Close, the Representatives shall determine the initial public offering price of the Securities to the public (the "Public Offering Price") and the Accounts which bid for which Indications have been accepted ("Successful Bidders").

         Dealers to whom an offer to purchase is made by the Representatives pursuant to this Agreement will be notified by the Representatives by electronic message, telegram or facsimile message of the method and terms of the Offering, the time of the release of the Securities for sale to the public, the Public Offering Price, the identity of the Successful Bidders and terms of the acceptance of such Indications ("Accepted Terms"), the selling concession, the time at which books will be opened, the total amount, if any, of Securities reserved for purchase by such Dealer, and the period of such reservation (the "Transaction Notification"). Pursuant to Section 9 of this Agreement, such Transaction Notification shall be deemed a supplement of this

Agreement and the terms of this Agreement shall apply to any offering for which a Transaction Notification is forwarded to Dealers by the Representatives.

         Acceptance of the terms hereof (as supplemented by any Transaction Notice) constitutes an obligation on the part of each Dealer to purchase, upon the terms and conditions hereof (as supplemented by any Transaction Notice), the amount of Securities reserved and accepted by such Dealer and to perform and observe all the terms and conditions hereof.

         2. Offering by Dealers. Immediately upon receipt of the telegram, letter or transmission referred to in clause (c) of the first paragraph of
Section  1  hereof,  Dealers  may  reoffer  the  Securities  purchased  by  them hereunder, subject to receipt and acceptance of the Securities by the Underwriters, and upon the other terms, conditions and representations set forth herein and in the effective registration statement relating to such Securities. Each Dealer hereby represents and agrees that such Dealer shall reoffer the Securities to Successful Bidders pursuant to the Accepted Terms and will not offer any of the Securities for sale to other prospective purchasers except as consented to in writing by the Representatives. Securities purchased hereunder or are to be offered to the public at the Public Offering Price. You agree that any Securities purchased from you in connection with your participation as a Dealer will be evidenced by an electronic or written confirmation setting forth the Accepted Terms and otherwise meeting the requirements of the applicable federal regulations, and be subject to the terms and conditions set forth in such confirmation and in the Prospectus.

         With the consent of the Representatives, Dealers and Underwriters may deal in Securities with each other at the Public Offering Price less an amount not exceeding the concession to Dealers. After the initial public offering, the Representatives are authorized to vary the Public Offering Price, concession and other selling terms of the Securities.

         3. Payment and Delivery. The Securities offered to and accepted by Dealers are to be paid for at the Public Offering Price prior to 6 o'clock a.m., Pacific time, on the Closing Date, as defined in the agreement for the purchase of the Securities by the Underwriters (the "Underwriting Agreement"). Unless otherwise indicated, such payment is to be made at the Clearing Agent' offices, [ADDRESS], by certified or bank cashier's check payable in next day funds (or such other funds as the Representatives may advise), to the order of the Representatives against delivery of such Securities. Delivery of any Securities purchased by Dealers shall be made through the facilities of The Depository Trust Company if Dealers are members thereof, unless the Representatives otherwise notifies Dealers in its discretion. If a Dealer is not a member of The Depository Trust Company, such delivery shall be made through a correspondent who is such a member, and such Dealer will advise the Clearing Agent and the Representatives of the name of such bank or correspondent at least 48 hours prior to the Closing Date.

         4. Termination of the Offering. With respect to any particular Offering, the terms and conditions of this Agreement shall terminate upon the earlier of notice to you from the Representatives of (a) termination of the Offering pursuant to the termination provisions of the underwriting agreement or any other agreement in connection with the distribution; (b) the completion of the distribution pursuant to such Offering; or (c) if not previously terminated, on the thirtieth (30th) day after the date upon which the Underwriters first commence accepting Offers as set forth in Section 1. Unless the Offering is terminated pursuant to clause (a) of this paragraph, promptly following such termination, there shall become payable to each Dealer the selling concession on all Securities purchased by such Dealer pursuant to the terms hereto and which have not been purchased or contracted for by the Underwriters in the open market or otherwise (except pursuant to the second paragraph of Section 5 hereof), during the term of such Offering for the account of one or more of the several Underwriters.

         5. Obligations and Positions of Dealers. Dealer agrees in reoffering the Securities to comply with all applicable requirements of the federal securities laws and all applicable rules and regulations promulgated thereunder. If any Dealer fails to pay for the Securities offered to and accepted by such Dealer or fails to perform any of such Dealer's other obligations hereunder, the Representatives may, in the Representatives' discretion and without demand, notice or legal proceedings, and in addition to any and all remedies otherwise available to the Representatives and to the other several Underwriters, (a) terminate any right or interest on such Dealer's part, and (b) at any time and from time to time sell, without notice to such Dealer, any of the Securities then held for such Dealer's account at public or private sale (i) to other Dealers on terms substantially equivalent to those set forth herein, or (ii) if in the sole discretion of the Representatives circumstances so warrant, to such parties and at such price or prices and upon such terms and conditions as the Representatives may deem fair, and apply the net proceeds so realized, as determined by the Representatives, toward payment of any obligations in respect of which such Dealer is in default, and, notwithstanding any action taken under
(a) or (b) above, or both, such Dealer shall remain liable to the Underwriters, severally, to the extent of the Dealers' respective interests, or at the Representatives' election, to the Representatives for the respective accounts of the several Underwriters to a like extent, for all loss and expense resulting from such Dealer's default. At any such sale or sales, any of the Underwriters may, for such Underwriter's own account or for the account of any other person, become the purchaser of any Securities so sold, free from any right or interest on any Dealer's part in such Securities. A default by one or more Dealers shall not release any other Dealer from any obligation hereunder.

         Dealers agree to advise the Representatives, upon request, as to the number of the Securities accepted by such Dealer in any particular Offering which then remain unsold; and Dealers further agree, upon request of the Representatives, to sell to the Representatives for the account of one or more of the Underwriters such number of such unsold Securities as the Representatives may specify (in order to enable the Representative to deliver the Securities sold by or for the account of one or more of the several Underwriters) at the Public Offering Price less an amount determined by the Representatives not in excess of the concession to Dealers.

         Dealers (a) are not authorized by any of the Underwriters to give any information or to make any representations in connection with the offering or sale of the Securities other than those contained in the prospectus relating to such Securities; (b) are not authorized to act as agent for any of the Underwriters when offering the Securities to the public or otherwise; (c) acknowledge and agree that the issuer is not authorized to give any information or to make any representations to Dealers in connection with the offering or sale of the Securities other than those contained in the effective registration statement relating to the Securities; and (d) agree not to give any information or make any representations in connection with the offering or sale of the Securities other than those contained in the prospectus relating to such Securities on behalf of the issuer or act as agent for the issuer when offering the Securities to the public or otherwise. Nothing contained herein shall constitute the Dealers as an association or partnership with the Underwriters, the Representatives, WRH or each other, or as an unincorporated business or other separate entity.

         The Representatives undertake in any offering of Securities to make available copies of prospectuses (i) electronically by reference to an address on the World Wide Web where such prospectuses shall be posted and available to be printed and (ii) by mail upon request by Dealers for the benefit of persons requesting printed prospectuses and as otherwise required by federal securities laws and regulations. Each Dealer undertakes to deliver such prospectuses to all persons to whom Securities are reoffered or as otherwise required by federal and applicable state securities laws and regulations in accordance with such laws and regulations. Each Dealer represents that it is familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "1934 Act") relating to the distribution of preliminary and final prospectuses and agrees that such Dealer will comply therewith.

         Each Dealer hereby represents that it is (i) a member of the National Association of Securities Dealers ("NASD") in good standing (a "NASD Member");
(ii) a foreign bank, broker, dealer or institution ineligible for membership in the NASD (a "Foreign Bank") or (iii) a bank that is not a member of the NASD (a "Non-Member Bank"). Each Dealer that is an NASD Member agrees that in making sales of Securities, such Dealer will comply with all applicable rules of the NASD. Each Dealer that is a Foreign Bank or Non-Member Bank agrees to comply with Conduct Rules 2730, 2740 and 2750 of the NASD and to comply with the requirements of the NASD's Interpretation with Respect to Free-Riding and Withholding as if such Foreign Bank or Non-Member Bank were an NASD Member. Each Dealer that is a Foreign Bank agrees not to offer or sell any Securities in the United States of America except through the Representatives and in making sales of Securities agrees to comply with Conduct Rule 2420 of the NASD as it applies to brokers and dealers in foreign jurisdictions. Each Dealer that is a Non-Member Bank agrees to comply with NASD Conduct Rule 2420 as though it were a NASD Member and not to accept any portion of the management fee paid to the Representatives with respect to the offering of any Securities or, except with respect to "exempted securities" within the meaning of Section 3(a)(12) of the Securities Exchange Act of 1934, purchase any Securities at a discount from the Public Offering Price from any Underwriter or Dealer or otherwise accept any selling concession, discount or other allowance form any Underwriter or Dealer, which in such case is not permitted under the NASD's Rules of Fair Practice.

         Each Dealer represents that such Dealer will not effect any transaction in violation of the provisions of Regulation M under the 1934 Act, applicable to a particular Offering, and each Dealer agrees that it will not, until the completion of the distribution by it of the Securities in a particular Offering pursuant to this Agreement, bid for, purchase, sell or deal in, or attempt to induce others to purchase such Securities, except (i) as provided for in this Agreement, the Underwriting Agreement or as otherwise approved by the Representatives or (ii) in brokerage transactions not involving the solicitation of a customer's order.

         Each Dealer agrees that such Dealer will not confirm sales to any Account over which such Dealer has discretionary trading authority, or make allocations of the type discussed in Release No. 4150 under the Securities Act of 1933, as amended.

         Each Dealer agrees that such Dealer shall be solely responsible for determining the suitability of any Account submitting an indication of interest and that such Dealer will undertake such steps as are necessary to determine that each Offering is a suitable investment for each Account with respect to whom an indication of interest is submitted to WRH with respect to such Offering and that no sales of Securities with respect to any Offering shall be made to any Account for which an investment in such Securities is not suitable.

         6. Blue Sky Matters. The Representatives will advise Dealers of the jurisdictions where counsel for the Underwriters has advised the Underwriters that the Securities have been qualified for public offering and sale, or are exempt from qualification under applicable Blue Sky or state securities laws. The Representatives shall, however, be under no responsibility whatsoever to any Dealer with respect to the right of such Dealer to sell the Securities in any jurisdiction. Each Dealer, including, without limitation, each Foreign Dealer acknowledges that no action will be taken by the Underwriters or the issuer to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

         7. Limitation of Liability. The Representatives shall have full authority to take such action as they deem advisable in respect of all matters pertaining to the offering or arising hereunder. Neither the Representatives nor any Underwriter shall be under any liability, except for their own want of good faith, for or in respect of the validity of, or title to, any of the Securities; the form of, or the statements contained in, or the validity of the prospectuses or any amendment or supplement thereto, any document incorporated by reference therein or any other instruments executed by or on behalf of the issuer or seller of the Securities or others; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Securities, the performance by the issuer or seller of the Securities or others of any agreement on its or their part; the qualifications of the Securities for sale or the legality of the Securities for investment under the laws of any jurisdiction; any act or ommission, or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Representatives or any Underwriter from any liability imposed by federal securities laws or liability related to obligations expressly assumed by the Underwriters in this Agreement.

         8. Notices. All communications from Dealers should be addressed to W.R. Hambrecht & Company, LLC, 550 Fifteenth Street, San Francisco, CA, 94103,
Attention: Mr. Robert Eu. Any notice from the Representatives to a Dealer shall be deemed to have been duly authorized by the Underwriters and to have been duly given if mailed or telegraphed to such Dealer at the address appearing in this Agreement or delivered electronically to the e-mail address appearing in this Agreement.

         9. Amendment. This Agreement may not be amended without the written consent of both parties hereto; provided, however, that with respect to the information specified in the third paragraph of Section 1, this agreement may be supplemented by WRH by delivery to you of a

Transaction Notice. Any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment.

         10. Termination. This Agreement shall continue in full force and effect until terminated by either party by five business days' written notice to the other, provided that, if this Agreement has become effective with respect to any offering of Securities, this Agreement shall remain in full force and effect as to such offering and shall terminate as otherwise provided in Section 4. Notwithstanding any distribution and settlement of accounts, Dealers shall be liable for the proper proportion of any transfer tax or other liability which may be asserted against the Representatives or any of the Underwriters or Dealers based upon the claim that the Dealers, or any of them, constitute a partnership, an association, an unincorporated business or other separate entity.

         11. Governing Law. This Agreement shall be governed by the laws of the State of California.

                         OpenIPO Participation Agreement
                  (With W. R. Hambrecht + Co. and your broker)

The following OpenIPO Participation Agreement ("Agreement") by you with W. R. Hambrecht + Co., LLC ("WRHCo") and your broker _______________________("Broker") governs your participation in the system (the "OpenIPO System") for new offerings underwritten by WRHCo, or by a group of Underwriters represented by WRHCo (together with WRHCo, the "Underwriters") and available for purchase through Broker. Acceptance of the terms and conditions of this Agreement and the establishment of a brokerage account with Broker ("Account") is a condition precedent to your participation in the OpenIPO System. This Agreement is separate and distinct from any other account agreement you may have with Broker. A copy of this Agreement should be retained by you for your future reference.

General Terms

As consideration for WRHCo and Broker permitting you access to the OpenIPO System you agree to the terms and conditions contained in this Agreement as amended from time to time. This Agreement can be amended at any time by WRHCo or Broker upon notice delivered to you.

"You" and "your" as used in this Agreement refers to each person listed as account holders on your current account agreement with Broker ("Account Agreement") or a designate of any such person.

1. Access to and Delivery of OpenIPO Information. Access to the OpenIPO System requires you to provide a mailing address ("Mailing Address") and an electronic mail address ("E-mail Address") to the extent such information is not provided in your Account Agreement. The Underwriters and Broker, as the case may be, are hereby authorized to deliver any and all communications including, without limitation, prospectuses, confirmations, notices and all other documents required in connection with securities offerings under the OpenIPO System ("OpenIPO Information") to your Mailing Address or E-Mail Address, at their discretion, by mail, electronic mail or other means as described herein. You hereby agree you will not, for any reason, alter any OpenIPO Information or URL Notice (as defined below) delivered to you electronically or otherwise.

The Underwriters and Broker are authorized to deliver to you any OpenIPO Information by providing you with notice which directs you to an Internet world wide web address ("URL") where the OpenIPO Information is posted and may be read and printed. The provision of any such notice (a "URL Notice") shall be deemed effective delivery of the OpenIPO Information referenced in such URL Notice and the Underwriters and Broker shall be under no further obligation to deliver such OpenIPO Information except as specifically set forth herein. The Underwriters or Broker may, in their discretion, provide you with URL Notice by mail, electronic mail, notification set forth in this Agreement or notification by WRHCo or Broker upon submission of an OpenIPO Bid (as defined below). You hereby consent to delivery of OpenIPO information through URL Notice and acknowledge that such delivery shall constitute good and effective delivery to you of the OpenIPO Information referenced in the URL Notice whether or not you access or review the OpenIPO information referenced in the URL Notice.

YOU ACKNOWLEDGE  AND UNDERSTAND  THAT THE PRELIMINARY AND FINAL  PROSPECTUS WITH
RESPECT  TO  EACH  OFFERING  SHALL  BE  AVAILABLE  AT  THE  FOLLOWING   WEBSITE:
www.openipo.com AND THAT THIS NOTICE CONSTITUTES A "URL NOTICE."

OpenIPO Information and URL Notice properly sent by WRHCo or Broker to the E-mail Address or Mailing Address provided by you shall be deemed delivered regardless of whether actually received or not, unless you have notified WRHCo and Broker in writing or by E-Mail of a different address not less than 10 days prior to delivery. To the extent permitted by applicable law, OpenIPO Information and URL Notices may also be provided to you orally. For purposes of this Agreement, OpenIPO Information and URL Notices sent by electronic mail shall be deemed delivered by Broker or the Underwriters upon transmission to your E-Mail Address. All notices sent by you to Broker or the Underwriters, including without limitation, OpenIPO Bids (as defined below) shall be deemed received by Broker or the Underwriters only upon actual receipt by Broker or the Underwriters of such notice.

If you so request, the Underwriters or Broker, as applicable, shall deliver a paper copy to you of any OpenIPO Information legally required to be provided to you. You may make your request to Broker or to WRHCo, as applicable. You agree that despite any such request and compliance with any such request by the Underwriters or Broker, electronic delivery of such OpenIPO Information or delivery by URL Notice shall constitute good and effective delivery of such OpenIPO Information and that the fact that a paper copy of such OpenIPO Information was requested or delivered shall not imply the contrary.

2. OpenIPO Bids. With respect to public offerings of securities ("Offerings") within the OpenIPO System, after a registration statement relating to such offering has been filed, you may be permitted to enter a conditional bid (an "OpenIPO Bid") with Broker constituting an indication of interest in purchasing the securities proposed to be sold in the Offering when and if issued. Such OpenIPO Bids shall be transmitted by Broker to WRHCo in accordance with the terms of a Master Selected Dealers' Agreement by and between the Broker and the Underwriters. With respect to each Offering within the OpenIPO System in which you place a OpenIPO Bid, you shall be informed by Broker or WRHCo, prior to the submission of your OpenIPO Bid to WRHCo, as to the first date after which Broker and WRHCo may refuse to accept any additional OpenIPO Bids (the "Auction Close"). The Auction Close may occur upon such indicated date or at any time thereafter, but in no event shall the Auction Close occur prior to the effective date of the registration statement relating to such Offering.

Posting of a notice of an Offering through the OpenIPO System shall not constitute an offer to sell or the solicitation of an offer to buy securities. No OpenIPO Bid may be accepted and no part of the purchase price can be received until the registration statement relating to such Offering has become effective, and any OpenIPO Bid may be withdrawn, modified or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance after effectiveness of such registration statement and the Auction Close. An OpenIPO Bid submitted to broker will involve no obligation or commitment of any kind.

OpenIPO Bids shall include the number of securities which you propose to purchase and the price per security which you propose to pay for such securities. The price per share included in an OpenIPO Bid shall be in increments of at least 1/32 of a dollar. No OpenIPO Bid that alone, or that when cumulated with other OpenIPO Bids submitted and not canceled on behalf of your Account, would constitute a bid for 10% or more of the shares available in the Offering will be accepted. All OpenIPO Bids that alone, or that when cumulated with other OpenIPO Bids submitted and not canceled on behalf of your Account, constitute a bid for in excess of 1% of the shares available in the Offering (a "Large Quantity Bid") shall be subject to WRHCo's rules with respect to Large Quantity Bids as set forth below.

Each OpenIPO Bid will be authorized by you and subject to the terms and conditions of this Agreement. Any OpenIPO Bid accepted by Broker and the Underwriters shall be accepted on the basis that an actual purchase is intended and that you shall be obligated, in every case, to pay for the securities bid for upon closing of the sale of the securities bid for on behalf of your Account. The execution of a firm commitment underwriting agreement by WRHCo will be a condition to your obligation to pay for any securities.

If an OpenIPO Bid is submitted by you with respect to a particular Offering, and such OpenIPO Bid includes a price in excess of the "Clearing Price" (as defined below), Broker has agreed with WRHCo to attempt to accept such OpenIPO Bid and transact for the sale of all or a portion of the securities which you have offered to purchase as provided in such OpenIPO Bid at the "Offering Price" (as defined below) prior to sale of such securities to other parties, subject to adjustments consented to by the Underwriters. Without limiting their rights as set forth herein to alter the method of allocation and pricing and subject to their rights with respect to Large Quantity Bids (as set forth below), the Underwriters and Broker shall use reasonable efforts to accept in whole all OpenIPO Bids setting forth a price in excess of the Clearing Price (as defined below) and accept in part all OpenIPO Bids setting forth a price equal to the Clearing Price. Notwithstanding the foregoing, you hereby agree that the submission of an OpenIPO bid on behalf of your Account in no way entitles you to purchase the securities offered and that Broker and the Underwriters reserve the right and authority, in their discretion and without notice, to reject any OpenIPO Bid that the Underwriters deem manipulative of the OpenIPO System, disruptive with respect to a particular Offering, disruptive to the securities market, unusual in size, type or credit risk or which the Underwriters otherwise deem necessary or beneficial to facilitate the orderly completion of the Offering. In addition the Underwriters reserve the right and authority to, in their own discretion and without notice, alter the proposed method of allocation and allocate securities on a different basis if they deem necessary to facilitate the orderly completion of the Offering.

Broker may require that your Account contain available funds or cleared funds equal to or in excess of the aggregate purchase price reflected by your OpenIPO Bids. Broker reserves the right and authority to, in its sole discretion, reject any OpenIPO Bid received without requisite funds in your Account prior to the Auction close or, if not rejected, and additional funds are not submitted prior to settlement, to liquidate your Account.

The "Clearing Price" with respect to any particular Offering shall be the price at which sufficient OpenIPO Bids have been submitted to WRHCo to sell all of the securities proposed to be sold in such Offering. You understand and acknowledge that the price at which the securities in any Offering are sold to the public (the "Offering Price") may be less than the Clearing Price. Any OpenIPO Bid submitted by you that includes a price in excess of the Offering Price may be accepted by Broker (at the Offering Price), in whole or in part, whether or not such OpenIPO Bid is in excess of the Clearing Price.

3. Modification and Cancellation of OpenIPO Bids. Any request to cancel or modify an OpenIPO Bid will only be effected if such request is received by Broker and transmitted to the Underwriters prior to time at which your OpenIPO Bid is accepted.

4. Applicable Rules and Regulations. Broker's processing of any OpenIPO Bid and all transactions on behalf of your Account with respect to the OpenIPO System shall be subject to Broker's rules and regulations and the rules and regulations of WRHCo as managing underwriter of the Offering, which are subject to change at any time without notice. The rules and procedures applicable to use of the OpenIPO System shall be made available to you at any time upon request to Broker and may be delivered to you in the same manner as any other OpenIPO Information (including by URL Notice). In addition, where applicable, the transactions in your Account with respect to the OpenIPO System shall be subject to the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and to the rules and regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the National Association of Securities Dealers and any other applicable self-regulatory organization ("Applicable Regulations").

Violation by you of Applicable Regulations, (including without limitation, restrictions on "Free-Riding" in violation of Regulation T of the Federal Reserve Board) may result in restrictions being placed on your ability to participate in Offerings through OpenIPO System.

5. Large Quantity Bids. Without limiting any of the foregoing, the Underwriters and the Broker shall have the right to accept any Large Quantity Bid in part and limit the allocation of securities with respect to any Large Quantity Bid to an amount less than the total number of shares requested pursuant to such Large Quantity Bid, if in the sole discretion of the Underwriters, such partial allocation of shares is necessary to facilitate a reasonable public distribution of the securities available in the Offering.

6. Transactions and Settlement. The purchase and sale of securities through the OpenIPO System are settled on "settlement date," which generally shall be the third business day after an OpenIPO Bid is accepted by Broker and or the Underwriters. If funds for settlement are not available in the Account and your OpenIPO bid is accepted, your payment via wire or personal check or money order must immediately be submitted to Broker. The payment must be sent to the Broker's clearing firm if the broker uses a clearing firm. If payment is not received, at Broker's discretion, your Account may be liquidated without prior notice. In the event your Account is liquidated, you will be liable for resulting losses and all associated costs incurred by Broker and/or the Underwriters.

7. Restrictions. For their protection, the Underwriters or Broker may at any time, at their discretion and without prior notice to you, place restrictions on your ability to participate in the OpenIPO System.

8. Agency. You understand that with respect to Offerings through the OpenIPO System, Broker is acting as a principal. Broker will purchase the shares from WRHCo and sell them to you.

9. Electronic Products and Services. All products and services currently offered or offered in the future by Broker or WRHCo which, through the use of electronic or interactive data communications, allow you (i) to communicate with Broker, the Underwriters or any authorized service provider with respect to the OpenIPO System, (ii) to obtain information with respect to an Offering through the OpenIPO System, or (iii) to buy securities in any Offering conducted within the OpenIPO System through Broker (each an "EPS") shall be utilized only in accordance with this Agreement.

You hereby agree that you shall be the only authorized user of any EPS under this Agreement and that you shall be solely responsible for the telecommunications costs (including internet access fees) incurred directly by you in accessing any EPS. You shall be solely responsible for the confidentiality of any user name, password or other alpha-numeric code or other device required to participate in the OpenIPO System or otherwise access any EPS ("Passwords"). You understand that you shall be solely responsible for all OpenIPO Bids submitted on behalf of your account utilizing such Passwords.

If you become aware of any unauthorized use of your Account with respect to transactions through the OpenIPO System, you shall immediately notify WRHCo and Broker in writing or via E-mail. Upon receipt of such notice, Broker and WRHCo shall take reasonable steps to stop any activity in your Account, but neither Broker, WRHCo, the Underwriters nor any of their respective managers, directors, officers, employees, agents, affiliates, representatives or subsidiaries can or will have any responsibility or liability to you or to any other person whose claim may arise through you for any claims with respect to the handling or mishandling of any transaction in the OpenIPO System resulting from the unauthorized use of your Account. If you notify Broker only, WRHCo is not responsible for any unauthorized use of your Account. WRHCo, furthermore, is not responsible for any acts of Broker relating to your Account.

WRHCo or Broker may modify or discontinue any EPS without prior notice.

NEITHER  WRHCo,  THE  UNDERWRITERS,  BROKER  NOR  THEIR  RESPECTIVE  AFFILIATES,
MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES OR SUBSIDIARIES SHALL BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT OR INDIRECT, (INCLUDING, WITHOUT LIMITATION, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES) THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF THE USE OF ANY EPS
NOTWITHSTANDING THE FACT THAT BROKER OR WRHCo HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES. WRHCo DOES NOT MAKE ANY WARRANTY OR OTHER ASSURANCES AS TO THE OPERATION OR FUNCTIONALITY OF ITS WEB SITE, ACCESS TO WHICH MAY BE INTERRUPTED, RESTRICTED OR DELAYED FROM TIME TO TIME FOR A VARIETY OF REASONS WHICH ARE BEYOND ITS CONTROL.

10. Eligibility. You hereby acknowledge that WRHCo or Broker may notify you through electronic mail or otherwise of opportunities to participate in Offerings through the OpenIPO System. You understand that Offerings are considered to be high risk investments. You agree that such notices from WRHCo or Broker of opportunities to participate in Offerings through the OpenIPO system are not intended to be, and shall not be considered to be, recommendations by WRHCo or Broker that Offerings in general or any Offering in particular is a suitable investment for you. On the contrary, you acknowledge and agree that investing in Offerings is speculative and highly risky and therefore only appropriate for investors who desire to take and can bear such risks. You further represent and warrant that you have disclosed to Broker in your account application or otherwise if you are an employee of any securities exchange, or of any corporation in which any securities exchange owns a majority of the capital stock, or a member of any exchange, or of a member firm or any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"), or of a bank, trust company, insurance company, or of any corporation, firm, or individual engaged in the business of dealing, either directly or as a broker or principal, in securities, bills of exchange, acceptances or other forms of commercial paper, or if you are a member of the immediate family of any such person. You hereby agree to notify Broker in writing if you or a member of your immediate family become or becomes so affiliated and to furnish Broker such information that Broker requests to verify or confirm such representation. You represent, warrant and agree that you will not submit an OpenIPO Bid with respect to any Offering which is not a suitable investment for you based on your investment objectives, your other securities holdings and your financial situation and needs. You hereby certify, nevertheless, that you have furnished Broker with personal information about your investment objectives, your other securities holdings and your financial situation and needs, and that such information is now accurate and current, and will be accurate and current, as of the date of each OpenIPO Bid. You agree to promptly furnish Broker with any changes in such information. If applicable, you also represent, warrant and agree that you will not open an Account with Broker or submit an OpenIPO Bid for which you have not obtained approval from your compliance officer prior to opening such Account and submitting such OpenIPO Bid. You agree, furthermore, that Broker or WHRCo may reject your bid in its entirety or reduce the amount of shares for which you bid in either of their respective discretion based on the information you furnished to Broker.

11. Severability. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement.

12. Waiver. Except as specifically permitted in this Agreement, no provision of this Agreement can be, nor be deemed to be, waived, altered, modified or amended unless agreed to in writing signed by an authorized officer of Broker and WRHCo, respectively.

13. Successors. You hereby agree that this Agreement and all the terms hereof shall be binding upon your heirs, executors, administrators, personal representatives and assigns. This Agreement shall inure to the benefit of Broker, WRHCo, the Underwriters and their respective successors, assigns and agents.

14. Captions. The caption of each provision hereof is for convenience only and shall not be deemed to modify or qualify any of the rights or obligations set forth or be used to construe or interpret any of the provisions hereunder.

15.  Arbitration.

A. The following general provisions apply to all arbitrations pursuant to the arbitration provisions of this section:

               (i)           Arbitration is final and binding on the parties.

               (ii)          The  parties  are  waiving   their  right  to  seek
                             remedies in court, including the right to jury trial.

               (iii) Pre arbitration discovery is generally more limited than and different from court proceedings.

               (iv) The arbitrators award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

               (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

B. You agree that the following conditions apply to any and all controversies arising between You and Broker or WRHCo, and/or any of their respective managers, directors, officers, controlling persons, agents, employees, representatives or agents with respect to this Agreement or to any Offering: All controversies which may arise between You and/or Your agents, employees or representatives, and WRHCo and/or Broker, and/or WRHCo's or Broker's respective managers, directors, officers, controlling persons, employees, representatives or agents, concerning any transaction, the construction, performance or breach of this Agreement, or relating to any OpenIPO Bid or any Offering, whether such transaction or OpenIPO Bid was entered into prior, on or subsequent to the date hereof, shall be determined by arbitration held pursuant to the then current Code of Arbitration Procedure of the NASD. Arbitration must be commenced by service upon the other party or parties of a written demand for arbitration or a written notice of intention to arbitrate. This agreement to arbitrate shall be specifically enforceable under prevailing law and procedures, the award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction over the parties. Counsel can advise you on how this provision may affect you.

C. This agreement to arbitrate constitutes a waiver of the right to seek a judicial forum unless such a waiver would be void under the federal securities laws.

D. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

               (i)         the class  certification is denied;
               (ii)        the class is decertified; or
               (iii)       the customer is excluded from the class by the court.

         Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

The undersigned (referred to as "You" in this Agreement) acknowledges that the undersigned has read and understands this Agreement and that this Agreement contains a predispute arbitration clause at Section 15 on pages 5 and 6. The undersigned acknowledges receipt of a copy of this Agreement.


-------------------------------------
Name of Account

-------------------------------------        -----------------------------------
Signature                                    Signature (if more than one)

Date:                                        Date:
      -------------------------------              -----------------------------


-------------------------------------        -----------------------------------
Printed Name and Title (if any)              Printed Name and Title (if any)


Mailing Address:
                  -----------------------------------------
                        Street             Apt. No.

                  -----------------------------------------
                        City        State         Zip

E-mail Address:
                  -----------------------------------------



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